UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K


                     CURRENT REPORT PURSUANT
                  TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


   Date  of  report (Date of earliest event reported):   February
20, 2006 (February 7, 2006)

                        Innovo Group Inc.
     (Exact Name of Registrant as Specified in Its Charter)

                            Delaware
         (State or Other Jurisdiction of Incorporation)

            0-18926                        11-2928178
    (Commission File Number)   (IRS Employer Identification No.)


5804 East Slauson Avenue, Commerce, California       90040
(Address of Principal Executive Offices)           (Zip Code)

                         (323) 725-5516
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 Other Information

     As previously disclosed in our Form 10-Q for the quarterly period ending August 28, 2004, on September 14, 2004, an action was filed in the United States District Court for the Central District of California alleging that certain transactions of our common stock during September and October 2003 and March 2004 between Innovo Group Inc ("Innovo"). on the one hand and Azteca Production International, Inc., SHD Investments, LLC, Integrated Apparel Resources, LLC, Commerce Investment Group, LLC, the Stephan Avner Guez Trust and the Griffin James Aron Guez Trust on the other hand violated Section 16(b) of the Securities Exchange Act of 1934 (the "Complaint"). We were named as a nominal defendant in the Complaint. On January 31, 2005, Azteca, SHD, Integrated, Commerce, the Trusts and other defendants filed a motion to dismiss the Complaint. The Motion to Dismiss was granted without leave to amend on April 18, 2005. The Innovo shareholder who brought the action appealed from the District Court's ruling.

     On February 7, 2006, the Innovo shareholder agreed to dismiss her appeal with prejudice in exchange for a cash settlement from Azteca, SHD, Integrated, Commerce and the Trusts. We did not have to contribute to any part of the cash settlement. We expect the dismissal to become effective on March 20, 2006.

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INNOVO GROUP INC.
                              (Registrant)

Date:  February 20, 2006           By:  /s/ Marc Crossman
                                   Marc Crossman
                                   Interim Chief Executive
                                   Officer, President, Chief
                                   Financial Officer and Director
                                   (Principal Executive Officer
                                   and Principal Financial
                                   Officer)


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